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                                                                 Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333_______) and related Prospectus of Information Advantage, Inc., dated August 21, 1998 and to the incorporation by reference therein of our report dated February 20, 1998, with respect to the consolidated financial statements and schedule of IQ Software Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

Atlanta, Georgia
August 20, 1998